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                                                                      EXHIBIT 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-13303, No. 33-71706, No. 33-54961, No. 33-56685, No. 33-
56677, No. 33-32699, No. 33-56683, No. 33-62057 and No. 33-64073) and in the
Registration Statements on Form S-8 (File No. 33-65402, No. 33-69926, No. 33-56681, No. 33-53833 and No. 33-62059) of Sterling Software, Inc., and in the related Prospectuses of our report dated June 12, 1997, with respect to the financial statements of the Software Business of Texas Instruments Incorporated included in this Current Report (Form 8-K) of Sterling Software, Inc., filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Dallas, Texas
August 11, 1997